Exhibit 99.1

TRI POINTE GROUP, INC. REPORTS 2016 SECOND QUARTER RESULTS

-Reports Net Income Available to Common Stockholders of $73.9 million, or $0.46 per Diluted Share-
-Home Sales Revenue up 30% Driven by a 25% Increase in New Home Deliveries Year over Year-
-Reports $67.3 million of Land and Lot Sales Revenue and $52.9 million in Land and Lot Gross Margin-
Irvine, California, July 27, 2016 /Business Wire/ – TRI Pointe Group, Inc. (the "Company") (NYSE: TPH) today announced results for the second quarter ended June 30, 2016.
Results and Operational Data for Second Quarter 2016 and Comparisons to Second Quarter 2015

•	Net income available to common stockholders was $73.9 million, or $0.46 per diluted share compared to $54.9 million, or $0.34 per diluted share

•	New home orders of 1,258 compared to 1,238

•	Active selling communities averaged 119.5 for both periods

◦	New home orders per average selling community were 10.5 orders (3.5 monthly) compared to 10.4 orders (3.5 monthly)

◦	Cancellation rate decreased to 13% compared to 16%

•	Backlog units of 1,798 homes compared to 1,998, a decline of 10%

◦	Dollar value of backlog of $1.0 billion compared to $1.2 billion, a decrease of 14%

◦	Average sales price in backlog of $571,000 compared to $601,000, a decline of 5%

•	Home sales revenue of $556.9 million compared to $427.2 million, an increase of 30%

◦	New homes deliveries of 994 homes compared to 798 homes, an increase of 25%

◦	Average sales price of homes delivered of $560,000 compared to $535,000, an increase of 5%

•	Homebuilding gross margin percentage of 22.3% compared to 20.0%, an increase of 230 basis points

◦	Excluding interest, impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 24.4%*

•	Land and lot sales revenue of $67.3 million compared to $67.5 million

◦	Land and lot sales gross margin percentage of 78.5% compared to 82.9%

◦
Closed two land transactions representing 102 lots located in the Pacific Highlands Ranch community in San Diego, California, generating $61.6 million in land and lot sales revenue and $52.7 million in land and lot gross margin

•	SG&A expense as a percentage of homes sales revenue improved to 11.3% compared to 12.6%

•	Ratios of debt-to-capital and net debt-to-capital of 42.2% and 39.9%*, respectively, as of June 30, 2016

•	Repurchased 1,253,021 shares of common stock at an average price of $11.73 for an aggregate dollar amount of $14.7 million in the three months ended June 30, 2016

•	Successfully issued $300 million aggregate principal amount of 4.875% Senior Notes due 2021 at 99.44% of their aggregate principal amount

•	Increased total commitments under existing unsecured revolving credit facility from $550 million to $625 million

•	Ended second quarter of 2016 with cash of $117.5 million and $520.0 million of availability under the Company's unsecured revolving credit facility

*    See "Reconciliation of Non-GAAP Financial Measures"

“We posted strong results in the second quarter and continued to demonstrate our commitment to operational excellence,” said TRI Pointe Group Chief Executive Officer Doug Bauer. “We achieved significant year-over-year increases in home sales revenue, homebuilding gross margin percentage and net income, while maintaining a sales pace of 3.5 orders per average selling community per month. Each of our homebuilding brands contributed to the bottom line, with notable contributions from Pardee Homes, which continues to deliver healthy profits from both homebuilding operations and land sales. I am extremely pleased with our performance in the first half of 2016 and our market positioning as we head into the back half of the year.”
Second Quarter 2016 Operating Results
Net income available to common stockholders was $73.9 million, or $0.46 per diluted share in the second quarter of 2016, compared to net income available to common stockholders of $54.9 million, or $0.34 per diluted share for the second quarter of 2015.  The improvement in net income available to common stockholders was primarily driven by an increase of $38.7 million in homebuilding gross margin due to higher home sales revenue resulting from a 25% increase in new home deliveries and a 230 basis point improvement in homebuilding gross margin percentage, offset by an increase in selling, general and administrative expenses and the provision for income taxes.
Home sales revenue increased $129.7 million, or 30%, to $556.9 million for the second quarter of 2016, as compared to $427.2 million for the same period in 2015.  The increase was primarily attributable to a 25% increase in new home deliveries to 994.
New home orders increased 2% to 1,258 homes for the second quarter of 2016, as compared to 1,238 homes for the same period in 2015, which was up 62% from 763 orders for the same period in 2014.  Average active selling communities was 119.5 for each three month period ended June 30, 2016 and 2015. The Company’s overall quarterly absorption rate per average selling community for the second quarter ended June 30, 2016 remained strong at 10.5 orders (3.5 monthly) compared to 10.4 orders (3.5 monthly) during the same period in 2015.
The Company ended the quarter with 1,798 homes in backlog, representing approximately $1.0 billion in future home sales revenue. The average sales price of homes in backlog as of June 30, 2016 decreased $30,000, or 5%, to $571,000 compared to $601,000 at June 30, 2015.
Homebuilding gross margin percentage for the second quarter of 2016 increased to 22.3% compared to 20.0% for the same period in 2015.  Excluding interest and impairments and lot option abandonments in cost of home sales, adjusted homebuilding gross margin percentage was 24.4%* for the second quarter of 2016 versus 22.0%* for the same period in 2015.
Land and lot sales revenue of $67.3 million for the second quarter of 2016, as compared to $67.5 million for the same period in 2015.  Land and lot sales gross margin percentage for the second quarter of 2016 decreased to 78.5% compared to 82.9% for the same period in 2015.  During the quarter ended June 30, 2016, our Pardee Homes reporting segment sold two parcels, totaling 102 homebuilding lots, located in the Pacific Highlands Ranch community in San Diego, California. Pardee Homes received $61.6 million in cash proceeds from the sale. During the quarter ended June 30, 2015, our Pardee Homes reporting segment sold a commercial site in the Pacific Highlands Ranch community for $53.0 million in cash proceeds. Both transactions involving the Pacific Highlands Ranch community included significant gross margins due to the low land basis of the community which was acquired in 1981.
Selling, general and administrative expense for the second quarter of 2016 improved to 11.3% of home sales revenue as compared to 12.6% for the same period in 2015 due to greater leverage as a result of the 30% increase in home sales revenue.
 “During the second quarter of 2016 we again proved our ability to sell homes with high average selling prices at an elevated pace and strong margins,” said TRI Pointe Group President and Chief Operating Officer Tom Mitchell.

“Our results this quarter are a testament to our customer driven culture as well as to the quality of our land holdings. We are in a great position to build on the successes from this quarter as we continue to execute on our strategic vision, open new communities and find ways to continue to monetize our sizeable California land position, which we feel holds significant value.”
* See “Reconciliation of Non-GAAP Financial Measures”
Outlook
For the third quarter of 2016, the Company anticipates delivering approximately 55% of its 1,798 units in backlog as of June 30, 2016.  In addition, the Company expects to open 16 new communities, and close out of 12, resulting in 121 active selling communities as of September 30, 2016.
For the full year 2016, the Company is reiterating its original guidance of growing communities by 20%, delivering between 4,200 and 4,400 homes at an average sales price of $550,000, a SG&A expense ratio in the range of 10.3% to 10.5% and homebuilding gross margin in a range of 20.5% to 21.5%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Wednesday, July 27, 2016.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer and Mike Grubbs, Chief Financial Officer.
Interested parties can listen to the call live on the internet through the Investor Relations section of the Company’s website at www.TRIPointeGroup.com. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.  The call can also be accessed by dialing 1-877-407-3982 for domestic participants or 1-201-493-6780 for international participants. Participants should ask for the TRI Pointe Group Second Quarter 2016 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start. The replay of the call will be available for two weeks following the call.  To access the replay, the domestic dial-in number is 1-877-870-5176, the international dial-in number is 1-858-384-5517, and the reference code is #13640844.  An archive of the webcast will be available on the Company’s website for a limited time.
About TRI Pointe Group, Inc.
Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is one of the top ten largest public homebuilders by equity market capitalization in the United States. The company designs, constructs and sells premium single-family homes through its portfolio of six quality brands across eight states, included Maracay Homes in Arizona; Pardee Homes in California and Nevada; Quadrant Homes in Washington; Trendmaker Homes in Texas; TRI Pointe Homes in California and Colorado; and Winchester Homes in Maryland and Virginia. Additional information is available at www.TRIPointeGroup.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements.  These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, financial condition, prospects, and capital spending.  Our forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “goal,” “expect,” “intend,” “project,” “potential,” “plan,” “predict,”  “will,” or other words that convey future events or outcomes.  The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly.  These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; global economic conditions; raw material prices; oil and other energy prices; the effect of weather, including the continuing drought in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental regulations; legal proceedings; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our customers’ confidential information or other forms of cyber-attack; our relationship, and actual and potential conflicts of interest, with Starwood Capital Group or its affiliates; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission.  The foregoing list is not exhaustive.  New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
Chris Martin, TRI Pointe Group
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TRIPointeGroup.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Operating Data:
Home sales revenue	$556,925	$427,238	$129,687	$979,980	$801,503	$178,477
Homebuilding gross margin	$124,187	$85,496	$38,691	$222,743	$159,855	$62,888
Homebuilding gross margin %	22.3%	20.0%	2.3%	22.7%	19.9%	2.8%
Adjusted homebuilding gross margin %*	24.4%	22.0%	2.4%	24.8%	21.9%	2.9%
Land and lot sales revenue	$67,314	$67,490	$(176)	$67,669	$69,490	$(1,821)
Land and lot gross margin	$52,854	$55,926	$(3,072)	$52,430	$55,617	$(3,187)
Land and lot gross margin %	78.5%	82.9%	(4.4)%	77.5%	80.0%	(2.5)%
SG&A expense	$62,717	$53,895	$8,822	$117,434	$105,334	$12,100
SG&A expense as a % of home sales revenue	11.3%	12.6%	(1.3)%	12.0%	13.1%	(1.1)%
Net income available to common stockholders	$73,926	$54,930	$18,996	$102,476	$70,227	$32,249
Adjusted EBITDA*	$132,214	$99,611	$32,603	$188,731	$133,944	$54,787
Interest incurred	$16,280	$15,149	$1,131	$31,429	$30,325	$1,104
Interest in cost of home sales	$11,438	$7,640	$3,798	$20,268	$14,351	$5,917

Other Data:
Net new home orders	1,258	1,238	20	2,407	2,432	(25)
New homes delivered	994	798	196	1,765	1,466	299
Average selling price of homes delivered	$560	$535	$25	$555	$547	$8
Average selling communities	119.5	119.5	0.0	115.9	116.1	(0.2)
Selling communities at end of period	117	122	(5)	N/A	N/A	N/A
Cancellation rate	13%	16%	(3)%	13%	14%	(1)%
Backlog (estimated dollar value)	$1,026,219	$1,199,847	$(173,628)
Backlog (homes)	1,798	1,998	(200)
Average selling price in backlog	$571	$601	$(30)

	June 30,	December 31,
	2016	2015	Change
Balance Sheet Data:
Cash and cash equivalents	$117,509	$214,485	$(96,976)
Real estate inventories	$2,840,213	$2,519,273	$320,940
Lots owned or controlled	27,680	27,602	78
Homes under construction (1)	2,779	2,280	499
Debt	$1,282,872	$1,170,505	$112,367
Stockholders' equity	$1,757,301	$1,664,683	$92,618
Book capitalization	$3,040,173	$2,835,188	$204,985
Ratio of debt-to-capital	42.2%	41.3%	0.9%
Ratio of net debt-to-capital*	39.9%	36.5%	3.4%
__________

(1)	Homes under construction includes completed homes

*	See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
Assets	(unaudited)
Cash and cash equivalents	$117,509	$214,485
Receivables	34,671	43,710
Real estate inventories	2,840,213	2,519,273
Investments in unconsolidated entities	17,549	18,999
Goodwill and other intangible assets, net	161,762	162,029
Deferred tax assets, net	116,700	130,657
Other assets	47,860	48,918
Total assets	$3,336,264	$3,138,071

Liabilities
Accounts payable	$79,818	$64,840
Accrued expenses and other liabilities	198,793	216,263
Unsecured revolving credit facility	100,000	299,392
Seller financed loans	17,758	2,434
Senior notes	1,165,114	868,679
Total liabilities	1,561,483	1,451,608

Commitments and contingencies

Equity
Stockholders' Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 160,865,251 and 161,813,750 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,609	1,618
Additional paid-in capital	901,348	911,197
Retained earnings	854,344	751,868
Total stockholders' equity	1,757,301	1,664,683
Noncontrolling interests	17,480	21,780
Total equity	1,774,781	1,686,463
Total liabilities and equity	$3,336,264	$3,138,071

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Homebuilding:
Home sales revenue	$556,925	$427,238	$979,980	$801,503
Land and lot sales revenue	67,314	67,490	67,669	69,490
Other operations revenue	604	607	1,184	1,600
Total revenues	624,843	495,335	1,048,833	872,593
Cost of home sales	432,738	341,742	757,237	641,648
Cost of land and lot sales	14,460	11,564	15,239	13,873
Other operations expense	583	572	1,149	1,134
Sales and marketing	32,448	25,634	58,769	48,920
General and administrative	30,269	28,261	58,665	56,414
Restructuring charges	215	498	350	720
Homebuilding income from operations	114,130	87,064	157,424	109,884
Equity in income (loss) of unconsolidated entities	215	(39)	201	68
Other income (loss), net	151	(31)	266	225
Homebuilding income before income taxes	114,496	86,994	157,891	110,177
Financial Services:
Revenues	379	182	527	182
Expenses	53	58	111	84
Equity in income (loss) of unconsolidated entities	1,284	(116)	1,999	(149)
Financial services income (loss) before income taxes	1,610	8	2,415	(51)
Income before income taxes	116,106	87,002	160,306	110,126
Provision for income taxes	(41,913)	(30,240)	(57,403)	(38,067)
Net income	74,193	56,762	102,903	72,059
Net income attributable to noncontrolling interests	(267)	(1,832)	(427)	(1,832)
Net income available to common stockholders	$73,926	$54,930	$102,476	$70,227
Earnings per share
Basic	$0.46	$0.34	$0.63	$0.43
Diluted	$0.46	$0.34	$0.63	$0.43
Weighted average shares outstanding
Basic	161,826,275	161,686,570	161,882,378	161,589,310
Diluted	162,259,283	162,308,099	162,245,399	162,265,155

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
Maracay Homes	120	$399	91	$369	235	$397	176	$375
Pardee Homes	318	562	242	456	526	566	410	478
Quadrant Homes	105	521	87	410	197	509	180	439
Trendmaker Homes	126	502	123	526	214	500	231	523
TRI Pointe Homes	217	704	174	750	418	681	313	759
Winchester Homes	108	553	81	649	175	555	156	656
Total	994	$560	798	$535	1,765	$555	1,466	$547

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
New Homes Delivered:
California	367	$718	287	$650	681	$701	507	$681
Colorado	50	509	44	472	88	497	77	473
Maryland	66	499	31	559	114	501	62	569
Virginia	42	638	50	704	61	657	94	712
Arizona	120	399	91	369	235	397	176	375
Nevada	118	359	85	394	175	349	139	373
Texas	126	502	123	526	214	500	231	523
Washington	105	521	87	410	197	509	180	439
Total	994	$560	798	$535	1,765	$555	1,466	$547

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
Maracay Homes	191	18.5	184	18.0	392	18.3	345	17.4
Pardee Homes	340	22.3	355	23.5	653	22.7	663	22.0
Quadrant Homes	92	9.0	116	10.8	225	9.0	266	10.4
Trendmaker Homes	133	28.0	124	26.5	255	25.7	256	26.4
TRI Pointe Homes	379	28.2	365	26.5	644	26.8	701	26.3
Winchester Homes	123	13.5	94	14.3	238	13.4	201	13.6
Total	1,258	119.5	1,238	119.5	2,407	115.9	2,432	116.1

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Net New Home Orders:
California	547	34.4	559	33.8	953	33.7	1,029	32.1
Colorado	33	4.8	60	6.2	76	4.9	134	6.6
Maryland	78	6.5	45	6.3	142	6.4	94	5.7
Virginia	45	7.0	49	8.0	96	7.0	107	7.9
Arizona	191	18.5	184	18.0	392	18.3	345	17.4
Nevada	139	11.3	101	10.0	268	10.9	201	9.6
Texas	133	28.0	124	26.5	255	25.7	256	26.4
Washington	92	9.0	116	10.8	225	9.0	266	10.4
Total	1,258	119.5	1,238	119.5	2,407	115.9	2,432	116.1

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of June 30, 2016			As of June 30, 2015
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
Maracay Homes	360	$153,107	$425	274	$106,347	$388
Pardee Homes	401	236,903	591	471	296,298	629
Quadrant Homes	171	99,366	581	199	87,233	438
Trendmaker Homes	177	94,850	536	243	128,645	529
TRI Pointe Homes	516	330,262	640	631	449,080	712
Winchester Homes	173	111,731	646	180	132,244	735
Total	1,798	$1,026,219	$571	1,998	$1,199,847	$601

	As of June 30, 2016			As of June 30, 2015
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Backlog:
California	673	$454,935	$676	840	$628,598	$748
Colorado	72	39,928	555	141	71,966	510
Maryland	105	64,884	618	85	57,629	678
Virginia	68	46,846	689	95	74,615	785
Arizona	360	153,107	425	274	106,347	388
Nevada	172	72,302	420	121	44,814	370
Texas	177	94,850	536	243	128,645	529
Washington	171	99,367	581	199	87,233	438
Total	1,798	$1,026,219	$571	1,998	$1,199,847	$601

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(unaudited)

	June 30,	December 31,
	2016	2015
Lots Owned or Controlled:
Maracay Homes	2,229	1,811
Pardee Homes	16,326	16,679
Quadrant Homes	1,416	1,274
Trendmaker Homes	1,783	1,858
TRI Pointe Homes	3,730	3,628
Winchester Homes	2,196	2,352
Total	27,680	27,602

	June 30,	December 31,
	2016	2015
Lots Owned or Controlled:
California	17,280	17,527
Colorado	836	876
Maryland	1,597	1,716
Virginia	599	636
Arizona	2,229	1,811
Nevada	1,940	1,904
Texas	1,783	1,858
Washington	1,416	1,274
Total	27,680	27,602

	June 30,	December 31,
	2016	2015
Lots by Ownership Type:
Lots owned	24,897	24,733
Lots controlled (1)	2,783	2,869
Total	27,680	27,602
__________

(1)	As of June 30, 2016 and December 31, 2015, lots controlled included lots that were under land option contracts or purchase contracts.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2016	%	2015	%
	(dollars in thousands)
Home sales revenue	$556,925	100.0%	$427,238	100.0%
Cost of home sales	432,738	77.7%	341,742	80.0%
Homebuilding gross margin	124,187	22.3%	85,496	20.0%
Add: interest in cost of home sales	11,438	2.1%	7,640	1.8%
Add: impairments and lot option abandonments	107	0.0%	882	0.2%
Adjusted homebuilding gross margin	$135,732	24.4%	$94,018	22.0%
Homebuilding gross margin percentage	22.3%		20.0%
Adjusted homebuilding gross margin percentage	24.4%		22.0%

	Six Months Ended June 30,
	2016	%	2015	%
	(dollars in thousands)
Home sales revenue	$979,980	100.0%	$801,503	100.0%
Cost of home sales	757,237	77.3%	641,648	80.1%
Homebuilding gross margin	222,743	22.7%	159,855	19.9%
Add: interest in cost of home sales	20,268	2.1%	14,351	1.8%
Add: impairments and lot option abandonments	289	0.0%	1,227	0.2%
Adjusted homebuilding gross margin	$243,300	24.8%	$175,433	21.9%
Homebuilding gross margin percentage	22.7%		19.9%
Adjusted homebuilding gross margin percentage	24.8%		21.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-capital. We believe that the ratio of net debt-to-capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2016	December 31, 2015
Unsecured revolving credit facility	$100,000	$299,392
Seller financed loans	17,758	2,434
Senior notes	1,165,114	868,679
Total debt	1,282,872	1,170,505
Stockholders’ equity	1,757,301	1,664,683
Total capital	$3,040,173	$2,835,188
Ratio of debt-to-capital(1)	42.2%	41.3%

Total debt	$1,282,872	$1,170,505
Less: Cash and cash equivalents	(117,509)	(214,485)
Net debt	1,165,363	956,020
Stockholders’ equity	1,757,301	1,664,683
Total capital	$2,922,664	$2,620,703
Ratio of net debt-to-capital(2)	39.9%	36.5%
__________

(1)	The ratio of debt-to-capital is computed as the quotient obtained by dividing debt by the sum of debt plus equity.

(2)
The ratio of net debt-to-capital is computed as the quotient obtained by dividing net debt (which is debt less cash and cash equivalents) by the sum of net debt plus equity. The most directly comparable GAAP financial measure is the ratio of debt-to-capital.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP.  EBITDA means net income before (a) interest expense, (b) income taxes, (c) depreciation and amortization, (d) expensing of previously capitalized interest included in costs of home sales and (e) amortization of stock-based compensation. Adjusted EBITDA means EBITDA before (f) impairment and lot option abandonments and (g) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net income available to common stockholders	$73,926	$54,930	$102,476	$70,227
Interest expense:
Interest incurred	16,280	15,149	31,429	30,325
Interest capitalized	(16,280)	(15,149)	(31,429)	(30,325)
Amortization of interest in cost of sales	11,563	7,915	20,393	14,680
Provision for income taxes	41,913	30,240	57,403	38,067
Depreciation and amortization	732	1,689	1,457	3,170
Amortization of stock-based compensation	3,758	3,161	6,363	5,542
EBITDA	131,892	97,935	188,092	131,686
Impairments and lot abandonments	107	1,178	289	1,538
Restructuring charges	215	498	350	720
Adjusted EBITDA	$132,214	$99,611	$188,731	$133,944